UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 10, 2010

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2010, the Company’s Compensation Committee of the Board of Directors approved base salary increases for Stephen B. Hughes, the Company’s Chairman of the Board and Chief Executive Officer, Robert S. Gluck, the Company’s Vice Chairman and Chief Operating Officer, and Alan S. Gever, the Company’s Executive Vice President and Chief Financial Officer. The annual base salary for these named executive officers is now as follows: $700,000 for Mr. Hughes, $560,000 for Mr. Gluck, and $375,000 for Mr. Gever. These increases are effective retroactively to January 1, 2010. These increases were made consistent with the recommendations of the Compensation Committee’s compensation consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 16, 2010	SMART BALANCE, INC. (registrant)

	By:	/s/ Robert S. Gluck Robert S. Gluck Vice Chairman and Chief Operating Officer